U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 9, 2003

American Capital Alliance, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-49950 98-0232018

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(Commission File No.) (IRS Employer Identification No.)

1400 N. Gannon Drive

2nd Floor

Hoffman Estates, IL 60194

(847) 310-1400

(Address and telephone number of principal executive offices and place of business)

Item 2. Acquisition or Disposition of Assets

Pursuant to the AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") dated the 9th day of October 2003, by and among Prelude Ventures, Inc ("Prelude"), now known as American Capital Alliance, Inc., ("AMAI") and Alliance Petroleum Products Company ("Alliance"), the parties have entered into an Amendment to the Agreement, dated the 24th day of June, 2004, whereby all previous conditions and contingencies are hereby deemed to have been completed or waived, and the transaction has been completed.

Pursuant to the Amendment to the Agreement, Alliance is now a wholly owned subsidiary of AMAI.

Item 7. Financial Statements and Exhibits

Financial Statements.

To be filed by Amendment

Pro Forma financial information.

To be filed by Amendment

Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2004

American Capital Alliance, Inc.

By: Jesse Fuller

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Jesse Fuller, President